UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2015
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities

On March 18, 2015, General Motors Company (the “Company”) decided to change its business model in Russia and expects to record net special charges of up to approximately $600 million, primarily in the first quarter of 2015. These special charges consist of sales incentive charges, dealer restructuring costs, contract cancellation charges and severance-related costs. Approximately $200 million of the net special charges will be non-cash expenses.

On March 18, 2015, the Company issued a press release that provides further details. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 99.1	Press Release Announcing the Change of Business Model in Russia	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ ROBERT SHROSBREE
Date: March 18, 2015	By:	Robert Shrosbree Acting Secretary